Exhibit 99.1

Pier 1 Imports, Inc. Announces Date for First Quarter Fiscal 2019 Earnings Release and Conference Call

FORT WORTH, Texas--(BUSINESS WIRE)--June 13, 2018--Pier 1 Imports, Inc. (NYSE:PIR) today announced that it will distribute its first quarter fiscal 2019 financial results for the period ended June 2, 2018, after market close on Wednesday, June 27, 2018, followed by a conference call at 3:30 p.m. Central Time/4:30 p.m. Eastern Time that day. The call will be hosted by Alasdair James, President and Chief Executive Officer, and Nancy Walsh, Executive Vice President and Chief Financial Officer. A live webcast will be available on the Company’s investor relations website at https://investors.pier1.com. The call can also be accessed domestically at (866) 378-2926 and internationally at (409) 350-3152, conference ID 1376468.

Pier 1 Imports is dedicated to offering customers exclusive, one-of-a-kind products that reflect high quality at a great value. Starting with a single store in 1962, Pier 1 Imports’ product is now available in retail stores throughout the U.S. and Canada and online at pier1.com. For more information about Pier 1 Imports or to find the nearest store, please visit pier1.com.

CONTACT:
The Blueshirt Group
Christine Greany, 858-523-1732
christine@blueshirtgroup.com